As filed with the Securities and Exchange Commission on March 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COGNITION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4365359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Westchester Ave. Purchase, NY	10577
(Address of Principal Executive Offices)	(Zip Code)

COGNITION THERAPEUTICS, INC. 2021 EQUITY INCENTIVE PLAN

(Full title of the plan)

Lisa Ricciardi

President and Chief Executive Officer

Cognition Therapeutics, Inc.

2500 Westchester Ave.

Purchase, NY 10577

(Name and address of agent for service)

(412) 481-2210

(Telephone number, including area code, of agent for service)

with a copy to:

Rachael M. Bushey

Justin Platt

Goodwin Procter LLP

3025 John F Kennedy Blvd

Philadelphia, PA 19104

(445) 207-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 2,992,743 shares of common stock, par value $0.001 per share (“Common Stock”), of Cognition Therapeutics, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Cognition Therapeutics, Inc. 2021 Equity Incentive Plan (the “Plan”) for which a Registration Statement on Form S-8 relating to the Plan is effective.

This Registration Statement on Form S-8 registers these additional 2,992,743 shares of Common Stock, that were authorized for issuance under the Plan. The additional shares are of the same class as other securities relating to the plan for which the Registrant’s registration statements filed on Form S-8 (Registration No. 333-260686) on November 2, 2021, on March 30, 2022 (Registration No. 333-263968), on March 23, 2023 (Registration No. 333-270784) and on March 26, 2024 (Registration No. 333-278341). Upon the effectiveness of this Registration Statement, an aggregate of 9,057,517 shares of Common Stock will be registered for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-260686) filed with the Commission on November 2, 2021, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier Registration Statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025;

(b)	The description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A filed with the Commission on October 6, 2021 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of further updating such description; and

(c)	Our Current Reports on Form 8-K filed with the SEC on January 28, 2025, February 26, 2025, and March 12, 2025 (other than those portions of the Current Reports furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of Cognition Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40886), filed on October 14, 2021).

4.2	Second Amended and Restated Bylaws of Cognition Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-Q (File No. 001-40886), filed on May 4, 2023).

4.3	Amendment to the Second Amended and Restated Bylaws of Cognition Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.3 to the Registrants Annual Report on Form 10-K (File No. 001-40886), filed on March 20, 2025.

5.1	Opinion of Goodwin Procter LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

99.1	Cognition Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-257999) filed on October 4, 2021).

99.2	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Cognition Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257999) filed on July 19, 2021).

99.3	Form of Stock Option Grant Notice and Award Agreement under the Cognition Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257999) filed on July 19, 2021).

99.4	Form of Performance Restricted Stock Unit Award Agreement under the Cognition Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40886) filed on February 20, 2024.

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 20th of March, 2025.

COGNITION THERAPEUTICS, INC.

By:	/s/ Lisa Ricciardi
Lisa Ricciardi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lisa Ricciardi and John Doyle, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Lisa Ricciardi	President, Chief Executive Officer and Director	March 20, 2025
Lisa Ricciardi	(Principal Executive Officer)

/s/ John Doyle	Chief Financial Officer	March 20, 2025
John Doyle	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jack A. Khattar	Director	March 20, 2025
Jack A. Khattar

/s/ Aaron Fletcher, Ph.D.	Director	March 20, 2025
Aaron Fletcher, Ph.D.

/s/ Brett P. Monia, Ph.D.	Director	March 20, 2025
Brett P. Monia, Ph.D.

/s/ Ellen B. Richstone	Director	March 20, 2025
Ellen B. Richstone

/s/ Peggy Wallace	Director	March 20, 2025
Peggy Wallace